EXHIBIT 2.3
EXECUTION VERSION
DATED    31 OCTOBER 2021
TOWER
BRIDGE (ONE) LIMITED
as Seller
ARDONAGH SPECIALTY HOLDINGS 2 LIMITED
as Buyer
THE ARDONAGH GROUP LIMITED
as Buyer Guarantor
BGC PARTNERS, INC.
as Seller Guarantor
DEED OF VARIATION
in respect of the agreement for the sale and purchase of the share capital of Ed Broking Group Limited and Besso Insurance Group Limited

DATED    31 OCTOBER 2021
PARTIES
(1)Tower Bridge (One) Limited, a company incorporated in England and Wales with registered number 09648879 whose registered office is at 5 Churchill Place, Canary Wharf, London, United Kingdom, E14 5RD (the "Seller")
(2)BGC Partners, Inc., of 499 Park Avenue, New York, NY 10022
(3)Ardonagh Specialty Holdings 2 Limited, a company incorporated in England and Wales with registered number 13386212 whose registered office is at 2 Minster Court, Mincing Lane, London, England, EC3R 7PD (the "Buyer")
(4)The Ardonagh Group Limited, a private limited company, organised under the laws of the Bailiwick of Jersey under the number 117710 whose registered office is at 3rd Floor, 44 Esplanade, St Helier, Jersey, JE4 9WG
BACKGROUND
(A)The Parties entered into a share purchase agreement on 26th May 2021 (as amended by a Deed of Variation dated 25 August 2021, the “Agreement”) in relation to the acquisition by the Buyer from the Seller of the entire issued share capital of Ed Broking Group Limited and Besso Insurance Group Limited.
(B)The Parties have agreed certain amendments to the provisions relating to Incentives set out at clause 11.5 of the Agreement as set out in this Deed and wish to vary the terms of the Agreement accordingly.
(C)The Seller has also agreed to provide a covenant in relation to the transfer of title of all shares in Besso Re Brasil Corretora De Resseguros Ltda. from Tower Bridge (One) Limited to Besso Insurance Group Limited.
OPERATIVE PROVISIONS
1    DEFINITIONS AND INTERPRETATION
Unless the context otherwise requires, this Deed shall be interpreted in accordance with the rules of interpretation set out in the Agreement.
2    VARIATION
2.1    The Parties agree that, with effect from the date of this Deed, the Agreement shall be amended as follows:
2.1.1    The following definitions set out in clause 1.1 of the Agreement shall be deleted and replaced with the following definitions:
"Cash Awards" means the cash awards to be granted by the Seller to certain employees of a Group Company as set out in the Cash Awards Schedule;
"Cash Awards Letter" means a letter to be sent to certain employees of the Group in relation to the Cash Awards prior to Completion; and
"Cash Awards Schedule" means a schedule (an indicative draft of which is in agreed form) setting out details of all Cash Awards granted by the Seller to employees of any Group Company, including details of (i) the Cash Awards to be settled shortly following Completion, (ii) the Cash Awards which will be outstanding as at the date of Completion and paid on or around the second anniversary of the date on which the relevant employees' commenced employment with a Group Company (such date(s) of payment to be set out in the Cash Awards Schedule), (iii) the Cash Awards which will be outstanding as at the date of Completion and paid approximately two years thereafter, such schedule to include but not be limited to the names of such employees, the value of the outstanding Cash Award for each employee and the proposed vesting and payment schedule in relation to such Cash Awards, and (iv) the Besso Deal Related Cash Awards.
2.1.2    The following new definitions shall be added to clause 1.1 of the Agreement:
"Besso Deal Related Cash Awards" means the cash awards to be granted by the Seller to certain employees of Besso Insurance Group Limited or its Subsidiaries as set out in the Cash Awards Schedule;
"Ardonagh Funded Besso Deal Related Cash Awards Amount" means a pounds sterling amount equal to US $199,609.00 calculated as at the date of payment of the Besso Deal Related Cash Awards by the Buyer in accordance with clause 11.5(f) of this Agreement;
"Ed Broking Deal Related RSUs" means the restricted stock units included in the Ed Broking RSU Schedule; and
"Ed Broking RSU Schedule" means a schedule setting out details of the deal related restricted stock units held by certain employees of Ed Broking Group Limited or its Subsidiaries.
2.1.3    Clause 11.5 (Incentives) of the Agreement shall be deleted in its entirety and replaced with the following:
"CLAUSE 11.5 - INCENTIVES
(a)Prior to Completion, the Seller agrees (i) to send to the Buyer for comments the form of the Cash Award Letter that will be sent to employees pursuant to Clause 11.5(b) below, to reasonably consider any comments made by the Buyer, and to send the Buyer a final version of the Cash Award Letter before sending the Cash Award Letter to employees; and (ii) that it will procure that the Cash Award Letter includes restrictive covenants for a period of not less than 12 months for any employees who currently have no such covenants in their employment contracts and for all other employees note that the terms of their existing restrictive covenants will continue to apply notwithstanding the Transaction or payment of any Cash Award, and clawback provisions in relation to any breach of such restrictive covenants (iii) to send to the Buyer prior to or on the day of Completion a template or example of any versions of the Cash Award Letter which set out changes to the treatment of awards or the process under the Cash Award Letter drafted and circulated under Clause 11.5(i).
(b)Prior to or at Completion (unless otherwise stated), the Seller shall procure that:
(i) all outstanding partnership share units in any member of the Seller's Group held by employees of the Group Companies are cancelled and that any liability to Tax arising in connection with such cancellation has been settled with the relevant Tax Authority;

(ii)all outstanding restricted stock units relating to shares in any member of the Seller's Group held by employees of the Group Companies other than the Ed Broking Deal Related RSUs have been cancelled and that any liability to Tax arising in connection with such cancellation has been settled with the relevant Tax Authority; and
(iii)prior to or on the day of Completion, the Cash Award Letter is delivered to each employee of the Group referred to in the Cash Award Schedule, confirming the entitlement of each such employee to receive a Cash Award as set out in the Cash Award Schedule; and
(iv)50% of the Cash Awards are due to each employee of the Group Company included in the Cash Award Schedule (excluding, for the avoidance of doubt, the Second Anniversary Cash Awards referred to in Clause 11.5(d) and the Besso Deal Related Cash Awards), in accordance with and subject to the terms of Clause 11.5(c), the Cash Award Schedule and the Cash Award Letter (the "Pre-Completion Cash Awards"); and
(v)100% of the Besso Deal Related Cash Awards are due to each employee of the Group Company included in the Cash Award Schedule, in accordance with and subject to the terms of Clause 11.5(f), the Cash Award Schedule and the Cash Award Letter.
(c)    With regards to the payment of the Pre-Completion Cash Awards, the Buyer shall be responsible for:
(i)payment of the Pre-Completion Cash Awards within 30 days of Completion to the relevant eligible employees in the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and shall provide a copy of a payroll record to the Seller showing that such payments have been made;
(ii)withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Pre-Completion Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Pre-Completion Cash Awards is settled with the relevant Tax Authority within the relevant time limits.
(d)    With regards to any Cash Awards payable to the employees on the second anniversary of the date on which they commenced employment with a Group Company, such amounts to constitute 50% of the relevant Cash Awards ("Second Anniversary Cash Awards"):
(i)    the Buyer shall send to the Seller not less than 45 days prior to the date the entitlement to each Second Anniversary Cash Award is confirmed in accordance with the terms of the relevant Cash Awards Letter, confirmation that the relevant employee has either (A) left the Group and so is not entitled to receive their Second Anniversary Cash Award; or (B) remains in employment with the Group and so is entitled to receive their Second Anniversary Cash Award;

(ii)the Seller shall procure that (A) the aggregate gross amount of such payments which are due to the eligible employees, and (B) an amount representing the employer's Tax payable (including for the avoidance of doubt any employer's national insurance contributions, Apprenticeship Levy and Health and Social Care Levy) in respect of the relevant payment, is paid to the Buyer not less than 30 days prior to the date the entitlement to the Second Anniversary Cash Awards arises as set out in the Cash Awards Schedule provided at Completion. Conditional upon receipt of such sum, the Buyer shall be required to pay to the relevant eligible employees the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and provide a note in the relevant payslip (or other document provided at the same time as the payslip) of each eligible employee that such amounts were funded by the Seller together with a payroll record to the Seller showing that such payments have been made; and
(iii)if any employee in respect of which the Seller has made a payment pursuant to Clause 11.5(d)(ii) is no longer entitled to receive a Second Anniversary Cash Award by the time the relevant employee is due to be paid such amount, the Buyer shall promptly refund the relevant amount to the Seller.
(e)    With regards to any Cash Awards payable to the employees on or around the second anniversary of Completion, such amounts to constitute 50% of the Cash Awards ("Post Completion Cash Awards"):
(i)the Buyer shall send to the Seller an updated draft of the Cash Awards Schedule (“Updated Awards Schedule”) not less than 45 days prior to the date the entitlement to the Post-Completion Cash Awards is confirmed in accordance with the terms of the Cash Awards Letter, showing those employees who have left the Group and those that remain in employment with the Group and so are entitled to receive their Post Completion Cash Award;
(ii)subject to receipt of the updated Cash Awards Schedule, the Seller shall procure that the aggregate gross amount of such payments which are due to the eligible employees is paid to the Buyer not less than 30 days after receipt of the Updated Awards Schedule (such date to be notified to the Seller when the Buyer sends the Updated Awards Schedule) Conditional upon receipt of such sum, the Buyer shall be required to pay to the relevant eligible employees the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and provide a note in the relevant payslip (or other document provided at the same time as the payslip) of each eligible employee that such amounts were funded by the Seller together with a payroll record to the Seller showing that such payments have been made; and
(iii)if any employee in respect of which the Seller has made a payment pursuant to Clause 11.5(e)(ii) is no longer entitled to receive a Post Completion Cash Award by the time the relevant employee is due to be paid such amount, the Buyer shall promptly refund the relevant amount to the Seller.
(f)    With regards to the Besso Deal Related Cash Awards the Buyer shall be responsible for:

(i)the payment of the Besso Deal Related Cash Awards within 30 days of Completion to the relevant eligible employees in the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and shall provide a copy of a payroll record to the Seller showing that such payments have been made;
(ii)withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Besso Deal Related Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Besso Deal Related Cash Awards is settled with the relevant Tax Authority within the relevant time limits.
(g)With regards to the Besso Deal Related Cash Awards the Seller shall be responsible for reimbursing the Buyer for the Ardonagh Funded Besso Deal Related Cash Awards Amount which it funded pursuant to Clause 11.5(f) above and which was not deducted as Debt pursuant to Paragraph 2.1.16 of schedule 3, Part B together with any applicable Tax or social security costs payable by a Group Company. Such sum to be payable on the date upon which the amounts relating to the Post Completion Cash Awards are paid pursuant to Clause 11.5(e)(ii) above.
(h)The Buyer shall be responsible for withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Post Completion Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Post-Completion Cash Awards is settled with the relevant Tax Authority within the relevant time limits.
(i)With regards to the Ed Broking Deal Related RSUs, the Seller and the Buyer agree that where any Group Company is responsible for withholding Tax to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with, the Ed Broking Deal Related RSUs:
(i)the Seller shall provide the Buyer in a timely manner with sufficient information to enable the relevant Group Company to fulfil its obligations to the revenue authorities in any jurisdiction;
(ii)the Seller shall withhold, or shall procure the withholding of, from any amount to be paid to any employee, sufficient to reimburse the Group Company for such withholding of income tax and/or employees' social security contributions and shall pay or procure the payment of such amount to the Buyer in a timely manner;
(iii)the Seller shall pay or procure the payment of an amount equal to any employers' national insurance contributions, apprenticeship levy and/or any similar liability arising as a result from, or otherwise in connection with the Ed Broking Deal Related RSUs to the Buyer in a timely manner; and

(iv) the Seller shall make, or shall procure the making of, all necessary returns of information relating to the Ed Broking Deal Related RSUs, including the UK employment related securities annual returns,\s to the revenue authorities in any relevant jurisdiction within the appropriate time limits and the Buyer shall provide, or shall procure that the relevant Group Company provides, the Seller with any information it may reasonably request in conjunction with such returns, as soon as reasonably practicable following receipt of a request from the Seller."
2.1.4    Paragraph 2.1.16 of Part B of Schedule 3 to the Agreement shall be deleted in its entirety and replaced with the following:
"2.1.16 to include a liability within Debt: in respect of any amounts paid or payable by a Group Company after the Effective Time in respect of (i) outstanding partnership share units in any member of the Seller's Group held by employees of the Group Companies, (ii) outstanding restricted stock units relating to shares in any member of the Seller's Group held by employees of the Group Companies, (iii) the Pre-Completion Cash Awards, and (iv) the amount of the Besso Deal Related Cash Awards less the Ardonagh Funded Besso Deal Related Cash Awards Amount, in each instance including any applicable Tax or social security costs payable by a Group Company;"
2.2    The amendments effected by this as set out in this Clause 2 Deed are set out in Schedule 1 (Marked Changes) for ease of reference only, shall not affect the interpretation of this Deed and in the event of any inconsistency between this Deed of and the amendments set out in Schedule, this Deed shall prevail.
3    BRAZILIAN MINORITY SHARE INTEREST TRANSFERS
3.1    The Seller covenants to the Buyer that the Seller shall take all actions and/or steps as may be reasonably necessary to give effect to the Seller's obligation at paragraph 1(c) of Part 1 of Schedule 4 (Completion formalities), including to complete the transfer of title of all shares in Besso Re Brasil Corretora De Resseguros Ltda. from Tower Bridge (One) Limited to Besso insurance Group Limited, which shall be deemed complete upon registration of the relevant executed transfer documents with the local Board of Trade (Junta Comercial), notwithstanding Clause 6.3 (Exchange and Completion) and that Completion has occurred.
4    MISCELLANESOUS
4.1    The Agreement (as varied by this Deed) shall remain in full force and effect.
4.2    Nothing in this Deed shall prejudice the rights and remedies of the Parties in relation to any breach of the Agreement occurring prior to the date of this Deed.
5    THIRD PARTY RIGHTS
5.1    The Parties do not intend any third party to have the right to enforce any provision of this Deed under the Contracts (Rights of Third Parties) Act 1999.
6    GOVERNING LAW AND JURISDICTION
6.1    This Deed and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) shall be governed by and construed in accordance with English law.

6.2    Subject to Clause 6.4, the English courts have exclusive jurisdiction to determine any dispute arising in connection with this Deed (and, unless provided otherwise, any document entered into in connection with it), including disputes relating to any non-contractual obligations.
6.3    Each Party irrevocably waives any objection which it may now or later have to proceedings being brought in the English courts (on the grounds that the English courts are not a convenient forum or otherwise).
6.4    Nothing in this Deed (or, unless provided otherwise, any document entered into in connection with it) shall prevent a Party from applying to the courts of any other country for injunctive or other interim relief.
Delivered as a deed on the date of this document.

SCHEDULE 1 MARKED CHANGES

DEFINITIONS
""Besso Deal Related Cash Awards" means the cash awards to be granted by the Seller to certain employees of of Besso Insurance Group Limited or its Subsidiaries as set out in the Cash Awards Schedule;
"Ardonagh Funded Besso Deal Related Cash Awards Amount" means a pounds sterling amount equal to US $199,609.00 calculated as at the date of payment of the Besso Deal Related Cash Awards by the Buyer in accordance with clause 11.5(f) of this Agreement ;
"Cash Awards" means the cash awards to be granted by the Seller to certain employees of a Group Company as set out in the Cash Awards Schedule.
"Cash Awards Letter" means a letter to be sent to certain employees of the Group in relation to the Cash Awards prior to Completion.
"Cash Awards Schedule" means a schedule (an indicative draft of which is in agreed form) setting out details of all Cash Awards granted by the Seller to employees of any Group Company, including details of (i) the Cash Awards to be settled shortly following Completion, and (ii) the Cash Awards which will be outstanding as at the date of Completion and paid on or around the second anniversary of the date on which the relevant employees' commenced employment with a Group Company (such date(s) of payment to be set out in the Cash Awards Schedule), (iii) the Cash Awards which will be outstanding as at the date of Completion and paid approximately two years thereafter, such schedule to include but not be limited to the names of such employees, the value of the outstanding Cash Award for each employee and the proposed vesting and payment schedule in relation to such Cash Awards, and (iv) the Besso Deal Related Cash Awards.
"Ed Broking Deal Related RSUs" means the restricted stock units included in the Ed Broking RSU Schedule;
"Ed Broking RSU Schedule" means a schedule setting out details of the deal related restricted stock units held by certain employees of Ed Broking Group Limited or its Subsidiaries;
CLAUSE 11.5 INCENTIVES- INCENTIVES
(a)Prior to Completion, the Seller agrees (i) to send to the Buyer for comments the form of the Cash Award Letter that will be sent to employees pursuant to Clause 11.5(b) below, to reasonably consider any comments made by the Buyer, and to send the Buyer a final version of the Cash Award Letter before sending the Cash Award Letter to employees; and (ii) that it will procure that the Cash Award Letter includes restrictive covenants for a period of not less than 12 months for any employees who currently have no such covenants in their employment contracts and for all other employees note that the terms of their existing restrictive covenants will continue to apply notwithstanding the Transaction or payment of any Cash Award, and clawback provisions in relation to any breach of such restrictive covenants (iii) to send to the Buyer prior to or on the day of Completion a template or example of any versions of the Cash Award Letter which set out changes to the treatment of awards or the process under the Cash Award Letter drafted and circulated under Clause 11.5(i).
(b)Prior to or at Completion (unless otherwise stated), the Seller shall procure that:
(i)    all outstanding partnership share units in any member of the Seller's Group held by employees of the Group Companies are cancelled and that any liability to Tax arising in connection with such cancellation has been settled with the relevant Tax Authority;

(ii)all outstanding restricted stock units relating to shares in any member of the Seller's Group held by employees of the Group Companies other than the Ed Broking Deal Related RSUs have been cancelled and that any liability to Tax arising in connection with such cancellation has been settled with the relevant Tax Authority; and
(iii)prior to or on the day of Completion, the Cash Award Letter is delivered to each employee of the Group referred to in the Cash Award Schedule, confirming the entitlement of each such employee to receive a Cash Award as set out in the Cash Award Schedule; and
(iv)50% of the Cash Awards are due to each employee of the Group Company included in the Cash Award Schedule (excluding, for the avoidance of doubt, the Second Anniversary Cash Awards referred to in Clause 11.5(d) and the Besso Deal Related Cash Awards), in accordance with and subject to the terms of Clause 11.5(c), the Cash Award Schedule and the Cash Award Letter (the "Pre-Completion Cash Awards").; and
(v)100% of the Besso Deal Related Cash Awards are due to each employee of the Group Company included in the Cash Award Schedule, in accordance with and subject to the terms of Clause 11.5(f), the Cash Award Schedule and the Cash Award Letter.
(c)    With regards to the payment of the Pre-Completion Cash Awards, the Buyer shall be responsible for:
(i)payment of the Pre-Completion Cash Awards within 30 days of Completion to the relevant eligible employees in the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and shall provide a copy of a payroll record to the Seller showing that such payments have been made;
(ii)withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Pre-Completion Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Pre-Completion Cash Awards is settled with the relevant Tax Authority within the relevant time limits;
(d)    With regards to any Cash Awards payable to the employees following Completionon the second anniversary of the date on which they commenced employment with a Group Company, such amounts to constitute 50% of the relevant Cash Awards ("Post Completion Second Anniversary Cash Awards"):
(i)the Buyer shall send to the Seller not less than 45 days prior to the date the entitlement to each Second Anniversary Cash Award is confirmed in accordance with the terms of the relevant Cash Awards Letter, confirmation that the relevant employee has either (A) left the Group and so is not entitled to receive their Second Anniversary Cash Award; or (B) remains in employment with the Group and so is entitled to receive their Second Anniversary Cash Award;
(ii)the Seller shall procure that (A) the aggregate gross amount of such payments which are due to the eligible employees, and (B) an amount representing the employer's Tax payable (including for the avoidance of doubt any employer's national insurance contributions, Apprenticeship Levy and Health and Social Care Levy) in respect of the relevant payment, is paid to the Buyer not less than 30 days prior to the date the entitlement to the Second Anniversary Cash Awards arises as set out in the Cash Awards Schedule provided at Completion. Conditional upon receipt of such sum, the Buyer shall be required to pay to the relevant eligible employees the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards

Schedule, and provide a note in the relevant payslip (or other document provided at the same time as the payslip) of each eligible employee that such amounts were funded by the Seller together with a payroll record to the Seller showing that such payments have been made; and
(iii) if any employee in respect of which the Seller has made a payment pursuant to Clause 11.5(d)(ii) is no longer entitled to receive a Second Anniversary Cash Award by the time the relevant employee is due to be paid such amount, the Buyer shall promptly refund the relevant amount to the Seller.
(e)    With regards to any Cash Awards payable to the employees on or around the second anniversary of Completion, such amounts to constitute 50% of the Cash Awards ("Post Completion Cash Awards"):
(i)the Buyer shall send to the Seller an updated draft of the Cash Awards Schedule (“Updated Awards Schedule”) not less than 45 days prior to the date the entitlement to the Post-Completion Cash Awards is confirmed in accordance with the terms of the Cash Awards Letter, showing those employees who have left the Group and those that remain in employment with the Group and so are entitled to receive their Post Completion Cash Award;
(ii)subject to receipt of the updated Cash Awards Schedule, the Seller shall procure that the aggregate gross amount of such payments which are due to the eligible employees is paid to the Buyer not less than 30 days after receipt of the Updated Awards Schedule (such date to be notified to the Seller when the Buyer sends the Updated Awards Schedule) Conditional upon receipt of such sum, the Buyer shall be required to pay to the relevant eligible employees the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and provide a note in the relevant payslip (or other document provided at the same time as the payslip) of each eligible employee that such amounts were funded by the Seller together with a payroll record to the Seller showing that such payments have been made; and
(iii)if any employee in respect of which the Seller has made a payment pursuant to Clause 11.5(d)(ii11.5(e)(ii) is no longer entitled to receive a Post Completion Cash Award by the time the relevant employee is due to be paid such amount, the Buyer shall promptly refund the relevant amount to the Seller.
(f)    With regards to the Besso Deal Related Cash Awards the Buyer shall be responsible for:
(i)the payment of the Besso Deal Related Cash Awards within 30 days of Completion to the relevant eligible employees in the amount due to them in accordance with the terms of the Cash Award Letter and the Cash Awards Schedule, and shall provide a copy of a payroll record to the Seller showing that such payments have been made;
(ii)withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Besso Deal Related Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Besso Deal Related Cash Awards is settled with the relevant Tax Authority within the relevant time limits.
(g)    With regards to the Besso Deal Related Cash Awards the Seller shall be responsible for reimbursing the Buyer for the Ardonagh Funded Besso Deal Related Cash Awards Amount which it funded pursuant to Clause 11.5 (f) above and which was not deducted as Debt pursuant to Paragraph 2.1.16 of schedule 3, Part B together with any applicable Tax or social security costs payable by a Group Company. Such sum to be payable on the date upon which the amounts relating to the Post Completion Cash Awards are paid pursuant to Clause 11.5(e) (ii) above.
(e(h) The Buyer shall be responsible for withholding income tax and/or employee's national insurance contributions (or any similar liability), to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with the Post Completion Cash Awards together with any other Tax payable in relation to the same (including, for the avoidance of doubt, any employer's national insurance contributions), and shall procure that any liability to Tax arising in connection with the payment of the Post-Completion Cash Awards is settled with the relevant Tax Authority within the relevant time limits.
(i)    With regards to the Ed Broking Deal Related RSUs, the Seller and the Buyer agree that where any Group Company is responsible for withholding Tax to be accounted for to the revenue authorities in any jurisdiction, resulting from, or otherwise in connection with, the Ed Broking Deal Related RSUs:
(i)the Seller shall provide the Buyer in a timely manner with sufficient information to enable the relevant Group Company to fulfil its obligations to the revenue authorities in any jurisdiction;
(ii)the Seller shall withhold, or shall procure the withholding of, from any amount to be paid to any employee, sufficient to reimburse the Group Company for such withholding of income tax and/or employees' social security contributions and shall pay or procure the payment of such amount to the Buyer in a timely manner;
(iii)the Seller shall pay or procure the payment of an amount equal to any employers' national insurance contributions, apprenticeship levy and/or any similar liability arising as a result from, or otherwise in connection with the Ed Broking Deal Related RSUs to the Buyer in a timely manner; and
(iv)the Seller shall make, or shall procure the making of, all necessary returns of information relating to the Ed Broking Deal Related RSUs, including the UK employment related securities annual returns,\s to the revenue authorities in any relevant jurisdiction within the appropriate time limits and the Buyer shall provide, or shall procure that the relevant Group Company provides, the Seller with any information it may reasonably request in conjunction with such returns, as soon as reasonably practicable following receipt of a request from the Seller.
SCHEDULE 3, PART B
2.1.16. to include a liability within Debt: in respect of any amounts paid or payable by a Group Company after the Effective Time in respect of (i) outstanding partnership share units in any member of the Seller's Group held by employees of the Group Companies, (ii) outstanding restricted stock units relating to shares in any member of the Seller's Group held by employees of the Group Companies, (iii) the Pre-Completion Cash Awards, and (iv) the amount of the Besso Deal Related Cash Awards less the Ardonagh Funded Besso Deal Related Cash Awards Amount, in each instance including any applicable Tax or social security costs payable by a Group Company;

EXECUTION PAGE

Executed as a deed by Tower Bridge (One) Limited acting by Darryl Denyssen in the presence of Connor Sira:	) ) )	/s/ Daryl Denyssen
Director
Name of witness: Connor Sira Signature of witness: /s/ Connor Sira Address: 5 Churchill Place, London, E14 5RD Occupation: Administrative Assistant

Executed as a deed by BGC Partners, Inc. acting by Sean Windeatt in the presence of Wei Ling Wong-Morrow:	) ) )	/s/ Sean Windeatt
Director
Name of witness: Wei Ling Wong-Morrow Signature of witness: /s/ Wei Ling Wong-Morrow Address: 5 Churchill Place, London, E14 5RD Occupation: Senior Legal Counsel

Executed as a deed by Ardonagh Specialty Holdings 2 Limited acting by Ant Erotocritou in the presence of Rebecca Jones:	) ) )	/s/ Ant Erotocritou
Director
Signature of Witness: /s/ Rebecca Jones

Executed as a deed by The Ardonagh Group Limited acting by David Ross in the presence of Karen Lang:	) ) )	/s/ David Ross
Director
Signature of Witness: /s/ Karen Lang